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                                                                    EXHIBIT 3.45


                          CERTIFICATE OF INCORPORATION

                                       OF

                          EXTENDICARE OF INDIANA, INC.

                                     * * * *

                  1. The name of the corporation is

                          EXTENDICARE OF INDIANA, INC.

                  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City at Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purpose to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock, which the corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

                  5. The name and mailing address of the incorporator is as follows:

                      NAME                            MAILING ADDRESS
                      ----                            ---------------

                      Roch Carter                     105 West Michigan Street
                                                      Milwaukee, Wisconsin 53203

                  6. The corporation is to have a perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  8. The number of directors shall be such as from time to time may be fixed by, or in the manner provided in, the by-laws. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.